Exhibit 10.4

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of November 7, 2013 (the “Effective Date”) by and among PROASSURANCE CORPORATION (the “Borrower”), the lenders listed on the signature pages hereto (the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), under that certain Credit Agreement, dated as of April 15, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement; and

WHEREAS, the Borrower, the Lenders and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent hereby agree as follows.

ARTICLE I - AMENDMENT

Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Article III below, the Credit Agreement is hereby amended as follows:

1.1 The definition of “Eurocurrency Base Rate” appearing in Article I of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Eurocurrency Base Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the applicable interest settlement rate for deposits in Dollar LIBOR appearing on Reuters Screen LIBOR 01 Page (or on any successor or substitute page of such screen) as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if the Reuters Screen (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in Dollar LIBOR as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such interest settlement rate is available to the Administrative Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which

U.S. Bank or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of U.S. Bank’s relevant Eurocurrency Loan and having a maturity equal to such Interest Period.

1.2 The definition of “Excluded Taxes” appearing in Article I of the Credit Agreement is hereby amended to insert “(i)” before the clause beginning “taxes imposed on its overall net income,” and to insert the following clause at the end thereof:

“, and (ii) any U.S. federal withholding Taxes imposed under FATCA.”

1.3 The definition of “Taxes” appearing in Article I of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

1.4 Article I of the Credit Agreement is hereby amended to add the following new defined terms in the proper alphabetical order:

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Lloyd’s” means, as the context so requires, the Society incorporated by Lloyd’s Act 1871 by the name of Lloyd’s and/or the Council of Lloyd’s established by Lloyd’s Act 1892.

“Lloyd’s Indebtedness” means the Indebtedness of the Borrower in respect of that certain letter of credit in an aggregate principal amount up to Ł75,000,000 to be provided pursuant to that certain Standby Letter of Credit Agreement, to be dated on or about November 12, 2013 (as amended or modified from time to time), by and between PRA and Wells Fargo Bank, National Association in support of the Lloyd’s Transaction.

“Lloyd’s Transaction” means (i) the formation of each of PRA, PRACCL Limited, Dale Syndicate Services Limited and Dale Partners Limited, (ii) the capital contribution by PRA to Lloyd’s Syndicate 1729 in exchange for an ownership interest therein, and (iii) the startup costs to be contributed by the Borrower with respect thereto.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“PATRIOT Act” shall have the meaning set forth in Section 9.14.

“PRA” means PRA Corporate Capital Limited, a private limited liability company organized under the laws of England and Wales.

“Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/ enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

1.5 Section 3.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) subjects any Recipient to any taxes, duties, levies, imposts, deductions, assessments, fees, charges or withholdings (other than (A) Taxes, (B) Excluded Taxes and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or”

1.6 The remainder of the paragraph immediately following clause (c) of Section 3.1 is hereby amended and restated in its entirety as follows:

“and the result of any of the foregoing is to increase the cost to such Lender, applicable Lending Installation or other Recipient, as the case may be, of making or maintaining its Loans or Commitment or to reduce the return received by such Lender, applicable Lending Installation or other Recipient, as the case may be, in connection with such Loans or Commitment, then, within 15 days of demand by such Lender or other Recipient, the Borrower shall pay such Lender or other Recipient such additional amount or amounts as will compensate such Lender or other Recipient for such increased cost or reduction in amount received.”

1.7 The first sentence of Section 3.2 of the Credit Agreement is hereby amended to add the phrase “or liquidity” (i) after the phrase “If a Lender determines the amount of capital” appearing therein, (ii) after the phrase “rate of return on the portion of such increased capital” appearing therein and (iii) at the end of the parenthetical stating “(after taking into account such Lender’s policies as to capital adequacy)” appearing therein.

1.8 The final paragraph of Section 3.2 of the Credit Agreement is hereby amended to replace each reference to “increased capital requirements” appearing therein with “shortfall”.

1.9 Section 3.5(e) of the Credit Agreement is hereby amended to replace each reference to “clause (iv)” appearing therein with “Section 3.5(d)”.

1.10 Section 3.5 of the Credit Agreement is hereby amended to add the following clauses (h) and (i) at the end thereof:

“(h) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.5(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes and Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes and Other Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.5(i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.5(i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.5(i) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Taxes and Other Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes or Other Taxes had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.”

1.11 Article V of the Credit Agreement is hereby amended to add the following new Section 5.21 at the end thereof:

“5.21 OFAC; Anti-Terrorism Laws.

(i) Neither the Borrower nor any Subsidiary (i) is a Sanctioned Person, (ii) has assets in Sanctioned Countries, or (iii) derives any operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(ii) Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.”

1.12 Section 6.1 of the Credit Agreement is hereby amended to insert the following clause (xiv) immediately after clause (xiii) therein, and to reorder the final clause therein as clause (xv):

“(xiv) Promptly upon delivery thereof to Wells Fargo Bank, National Association, copies of all reporting provided pursuant to the letter of credit, credit agreement and related documentation evidencing the Lloyd’s Indebtedness, all guaranties thereof, and all Liens with respect thereto.”

1.13 Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.11 Subsidiary Indebtedness. The Borrower will not permit any Subsidiary to create, incur or suffer to exist any Indebtedness, except (i) Subsidiary Indebtedness, provided that the aggregate amount of such Subsidiary Indebtedness does not exceed $30,000,000 at any time outstanding and (ii) incurrence by PRA of the Lloyd’s Indebtedness.”

1.14 Section 6.14 of the Credit Agreement is hereby amended to insert the following clause (v) immediately after clause (iv) therein, and to reorder the final clause therein as clause (vi):

“(v) The Lloyd’s Transaction.”

1.15 Section 6.16 of the Credit Agreement is hereby amended to insert the following clauses (x), (xi) and (xii) immediately after clause (ix) therein, and to reorder the final clause thereof as clause (xiii):

“(x) Liens created pursuant to any Loan Document.

(xi) Liens granted to Wells Fargo Bank, National Association by the Borrower or PRA securing the Lloyd’s Indebtedness and the Borrower’s guaranty thereof, provided that the aggregate principal amount of the Lloyd’s Indebtedness and guaranty thereof so secured does not exceed (without duplication) £75,000,000 at any time outstanding.

(xii) Liens in favor of Lloyd’s restricting the use or withdrawal of PRA’s funds held by Lloyd’s.”

1.16 Section 6.20 of the Credit Agreement is hereby amended to add the phrase “other than as required by (i) Lloyd’s in support of the Lloyd’s Transaction and (ii) the letter of credit, credit agreement and related guaranty, pledge and security agreement evidencing the Lloyd’s Indebtedness,” at the beginning of clause (b) thereof.

1.17 Article VI of the Credit Agreement is hereby amended to add the following Section 6.22 at the end thereof:

“6.22 OFAC, PATRIOT Act Compliance. The Borrower shall, and shall cause each Subsidiary to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.”

1.18 Article VI of the Credit Agreement is hereby amended to add the following Section 6.23 at the end thereof:

“6.23 Lloyd’s Indebtedness Documents. The Borrower agrees to deliver fully-executed versions of each of the letter of credit, credit agreement, guaranty, pledge and security agreement and all other documents evidencing the Lloyd’s Indebtedness, all guaranties thereof, and all Liens with respect thereto to the Administrative Agent no later than thirty (30) days after the execution thereof.”

1.19 Section 7.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.5 (i) Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness, or (ii) any default by the Borrower or any of its Subsidiaries under the letter of credit, credit agreement and related guaranty, pledge and security agreement and other documents evidencing or relating to the Lloyd’s Indebtedness, or (iii) the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition in this clause (iii) is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date, or (iv) any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof, or (v) the Borrower or any of its Subsidiaries shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.”

1.20 Section 9.14 of the Credit Agreement is hereby amended to delete the phrase “(the “Act”)” appearing therein, and replace it with the phrase “(the “PATRIOT Act”)”.

1.21 Section 12.5 of the Credit Agreement is hereby amended to add the clause “and (h)” at the end thereof.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants as follows:

2.1 This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally.

2.2 As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

ARTICLE III - CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1 Documents. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Administrative Agent and the Lenders.

3.2 Fees. All of the Administrative Agent’s accrued costs, fees and expenses through the date hereof shall be fully paid.

ARTICLE IV - GENERAL

4.1 Expenses. The Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent, including, without limitation, reasonable fees, charges and disbursements of outside counsel to the Administrative Agent incurred in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.

4.2 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

4.3 Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

4.4 Governing Law. This Amendment shall be construed in accordance with the internal laws (without regard to the conflict of law provisions) of the State of Delaware, but giving effect to federal laws applicable to national banks.

4.5 Successors; Enforceability. The terms and provisions of this Amendment shall be binding upon the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent and the Lenders and the successors and assigns of the Administrative Agent and the Lenders.

4.6 Reference to and Effect on the Credit Agreement.

a. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

b. Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith (including, without limitation, all of the Loan Documents) shall remain in full force and effect and are hereby ratified and confirmed.

c. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

4.7 Headings. Section headings in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

PROASSURANCE CORPORATION

By:

Name:
Title:

Signature Page to

Amendment No. 2 to

ProAssurance Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By:	/s/ Evan Glass

Name:	Evan Glass
Title:	Vice President

Signature Page to

Amendment No. 2 to

ProAssurance Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Hans Sitarz, Jr.

Name:	Hans Sitarz, Jr.
Title:	Senior Vice President

Signature Page to

Amendment No. 2 to

ProAssurance Credit Agreement

FIRST TENNESSEE BANK, N.A., as a Lender

By:	/s/ Cathy Wind

Name:	Cathy Wind
Title:	SVP

Signature Page to

Amendment No. 2 to

ProAssurance Credit Agreement

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Bradley B. Sands

Name:	Bradley B. Sands
Title:	Assistant Vice President

Signature Page to

Amendment No. 2 to

ProAssurance Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Thomas A. Kiepura

Name:	Thomas A. Kiepura
Title:	Sr Credit Executive

Signature Page to

Amendment No. 2 to

ProAssurance Credit Agreement